*****SPECIMEN*****

ACTIONS SEMICONDUCTOR CO., LTD

(Incorporated under the laws of the Cayman Islands)

Number	Ordinary Shares
xxx	-xxx-

US$2,000 Share Capital divided into
2,000,000,000 ordinary shares of a nominal or par value of US$0.000001 each

THIS IS TO CERTIFY THAT------------------------------XXX--is the registered holder of--XXXX----------------------------------Ordinary Shares in the above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the Company on 2005.

DIRECTOR ______________________

LITHO IN U.S.A.